UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2014

ZCO LIQUIDATING CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 1-34650

Delaware	04-3651093
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6373 San Ignacio Avenue,

San Jose, California 95119

(Address of principal executive offices, including zip code)

(408) 733-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240 13e-4(c))

Item 8.01.	Other Events.

As previously reported, on December 2, 2013, the Company and its wholly-owned domestic subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

On July 30, 2014, the Bankruptcy Court entered its Findings of Fact, Conclusions of Law, and Order Confirming Debtors’ Chapter 11 Plan of Liquidation (the “Confirmation Order”) thereby confirming the Debtors’ Chapter 11 Plan of Liquidation (the “Plan”) that was filed on June 11, 2014. The Plan became effective on August 18, 2014. In accordance with the terms of the Plan, the directors of the Company have been deemed to have resigned effective August 18, 2014 and the liquidating trustee appointed pursuant to the Plan and Confirmation Order has assumed the responsibility for overseeing the administration of the Company’s remaining affairs, including, without limitation, the liquidation of its remaining interests.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2014	ZCO LIQUIDATING CORPORATION

	By:	/s/ Timothy D. Boates
	Name:	Timothy D. Boates
	Title:	Chief Restructuring Officer